Exhibit 99.1

NEWS RELEASE

Southcross Energy 1717 Main Street, Suite 5200, Dallas, Texas 75201, 214-979-3720

Southcross Energy Partners, L.P. Reports Second Quarter 2016 Results

DALLAS, Texas, August 5, 2016 - Southcross Energy Partners, L.P. (NYSE: SXE) (“Southcross” or the “Partnership”) today announced second quarter 2016 financial and operating results including significant debt reduction and enhanced liquidity.

Second Quarter Results

Southcross’ net loss was $7.4 million for the quarter ended June 30, 2016, compared to $15.5 million for the same period in the prior year and $15.5 million for the quarter ended March 31, 2016.

Adjusted EBITDA (as defined below) was $15.6 million for the quarter ended June 30, 2016, compared to $18.7 million for the same period in the prior year and $20.7 million for the quarter ended March 31, 2016. Adjusted EBITDA for the second quarter was below the prior quarter due to lower processed gas volumes, higher operations and maintenance expense which had been deferred from the first quarter of 2016 and an increase in general and administrative expenses.

Processed gas volumes during the quarter averaged 319 MMcf/d, a decrease of approximately 25% compared to 423 MMcf/d for the same period in the prior year and a decrease of 7% compared to 343 MMcf/d for the quarter ended March 31, 2016. The sequential quarter volumetric decline primarily represents a full quarter impact of previously discussed customer elections including a contract termination and a competitor that redirected gas to its own processing facilities. The impact of these volumetric declines was offset in part by the late April restart of a Southcross Holdings LP (“Holdings”) treatment facility that feeds gas to the Partnership’s processing plants.

“We remain focused on best positioning Southcross for the current market environment including our ongoing efforts to reduce our debt and increase our liquidity,” said John Bonn, President and Chief Executive Officer of Southcross’ general partner. “We continue to evaluate opportunities to add new gas packages to our system while executing on cost reduction initiatives.”

Capital Expenditures

For the quarter ended June 30, 2016, growth capital expenditures were $6.1 million and were related primarily to work to enhance system efficiency and capability. Southcross continues to expect that growth capital expenditures for full year 2016 will be in the range of $20 to $30 million.

Capital and Liquidity

As of June 30, 2016, Southcross had total outstanding debt of $570 million including $131 million under its revolving credit facility as compared to total outstanding debt of $639 million as of March 31, 2016. Unused borrowing capacity under the revolving credit facility as of June 30, 2016 was $53 million. Based on the current terms of its credit facilities, Southcross’ total leverage ratio (as generally defined as debt divided by credit agreement EBITDA) was 5.4 to 1 as of June 30, 2016.

The significant reduction in debt and increase in liquidity on a sequential quarter basis is due to the benefit of the receipt of past-due intercompany balances by the Partnership associated with the completion of the Holdings restructuring in April 2016, the sale of non-core assets and the equity cure from Holdings. The asset sales have no earnings impact.

Distributable Cash Flow

Distributable cash flow (as defined below) for the quarter ended June 30, 2016 was $6.7 million, compared to $8.6 million for the same period in the prior year and $10.3 million for the quarter ended March 31, 2016.

Conference Call Information

Southcross will hold a conference call on Friday, August 5, 2016, at 10:00 a.m. Central Time (11:00 a.m. Eastern Time) to discuss its second quarter 2016 financial and operating results. The call can be accessed live over the telephone by dialing (877) 705-6003 or, for international callers, (201) 493-6725. The replay of the call will be available shortly after the call and can be accessed by dialing (877) 870-5176 or, for international callers, (858) 384-5517. The passcode for the replay is 13641908. The replay of the call will be available for approximately two weeks following the call.

Interested parties may also listen to a simultaneous webcast of the call on Southcross’ website at www.southcrossenergy.com under the “Investors” section. A replay of the webcast will also be available for approximately two weeks following the call.

About Southcross Energy Partners, L.P.

Southcross Energy Partners, L.P. is a master limited partnership that provides natural gas gathering, processing, treating, compression and transportation services and NGL fractionation and transportation services. It also sources, purchases, transports and sells natural gas and NGLs. Its assets are located in South Texas, Mississippi and Alabama and include four gas processing plants, two fractionation plants and approximately 3,100 miles of pipeline. The South Texas assets are located in or near the Eagle Ford Shale region. Southcross is headquartered in Dallas, Texas. Visit www.southcrossenergy.com for more information.

About Southcross Holdings LP

Southcross Holdings LP, through its subsidiary Southcross Holdings Borrower LP, owns 100% of Southcross Energy Partners GP, LLC, the general partner of Southcross, as well as a portion of Southcross' common units, and all of Southcross' subordinated units and Class B convertible units. Holdings also owns natural gas gathering and treating assets as well as NGL pipelines and fractionation facilities in South Texas.

Forward-Looking Statements

This press release includes certain statements concerning expectations for the future that are forward-looking within the meaning of the federal securities laws. Forward-looking statements include, without limitation, any statement that may project, indicate or imply future results, events, performance or achievements, and may contain the words “expect,” “intend,” “plan,” “anticipate,” “estimate,” “believe,” “will be,” “will continue,” “will likely result,” and similar expressions, or future conditional verbs such as “may,” “will,” “should,” “would” and “could.” Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include: the expectations, plans, strategies, objectives and growth of Southcross; and anticipated capital expenditures and Adjusted EBITDA. Although Southcross believes the expectations and forecasts reflected in these and other forward-looking statements are reasonable, Southcross can give no assurance they will prove to be correct. Forward-looking statements contain known and unknown risks and uncertainties (many of which are difficult to predict and beyond management’s control) that may cause Southcross’ actual results in future periods to differ materially from anticipated or projected results. An extensive list of specific material risks and uncertainties affecting Southcross is contained in its Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on April 14, 2016 and in other documents and reports filed from time to time with the SEC. Any forward-looking statements in this press release are made as of the date hereof and Southcross undertakes no obligation to update or revise any forward-looking statements to reflect new information or events.

Use of Non-GAAP Financial Measures

We report our financial results in accordance with accounting principles generally accepted in the United States, or GAAP. We also present the non-GAAP financial measures of Adjusted EBITDA and distributable cash flow.

We define Adjusted EBITDA as net income/loss, plus interest expense, income tax expense, depreciation and amortization expense, equity in losses of joint venture investments, certain non-cash charges (such as non-cash unit-based compensation, impairments, loss on extinguishment of debt and unrealized losses on derivative contracts), major litigation costs net of recoveries, transaction-related costs, revenue deferral adjustment, loss on sale of assets and selected charges that are unusual or non-recurring; less interest income, income tax benefit, unrealized gains on derivative contracts, equity in earnings of joint venture investments and selected gains that are unusual or non-recurring. Adjusted EBITDA should not be considered an alternative to net income, operating cash flow or any other measure of financial performance presented in accordance with GAAP.

Adjusted EBITDA is a key metric used in measuring our compliance with our financial covenants under our debt agreements and is used as a supplemental measure by our management and by external users of our financial statements, such as investors, commercial banks, research analysts and others, to assess the ability of our assets to generate cash sufficient to support our indebtedness and make future cash distributions; operating performance and return on capital as compared to those of other companies in the midstream energy sector, without regard to financing or capital structure; and the attractiveness of capital projects and acquisitions and the overall rates of return on investment opportunities.

We define distributable cash flow as Adjusted EBITDA, plus interest income and income tax benefit, less cash paid for interest (net of capitalized costs), income tax expense and maintenance capital expenditures. We use distributable cash flow to analyze our liquidity. Distributable cash flow does not reflect changes in working capital balances. Distributable cash flow is used to assess the ability of our assets to generate cash sufficient to support our indebtedness and make future cash distributions to our unitholders; and the attractiveness of capital projects and acquisitions and the overall rates of return on alternative investment opportunities.

Adjusted EBITDA and distributable cash flow are not financial measures presented in accordance with GAAP. We believe that the presentation of these non-GAAP financial measures provides useful information to investors in assessing our financial condition, results of operations and cash flows from operations. Reconciliations of Adjusted EBITDA and distributable cash flow to their most directly comparable GAAP measure are included in this press release. Net income and net cash provided by operating activities are the GAAP measures most directly comparable to Adjusted EBITDA. The GAAP measure most directly comparable to distributable cash flow is net cash provided by operating activities. Our non-GAAP financial measures should not be considered as alternatives to the most directly comparable GAAP financial measure. Each of these non-GAAP financial measures has important limitations as an analytical tool because each excludes some but not all items that affect the most directly comparable GAAP financial measure. You should not consider Adjusted EBITDA or distributable cash flow in isolation or as a substitute for analysis of our results as reported under GAAP. Because Adjusted EBITDA and distributable cash flow may be defined differently by other companies in our industry, our definitions of these non-GAAP financial measures may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.
###
Contact:
Southcross Energy Partners, L.P.
David Lawrence, 214-979-3720
Investor Relations
investorrelations@southcrossenergy.com

SOUTHCROSS ENERGY PARTNERS, L.P.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except for per unit data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Revenues:
Revenues	$100,141	$146,129	$195,596	$324,620
Revenues - affiliates	24,561	21,091	48,832	28,538
Total revenues	124,702	167,220	244,428	353,158

Expenses:
Cost of natural gas and liquids sold	85,619	124,595	165,066	265,710
Operations and maintenance	19,615	19,834	36,393	42,388
Depreciation and amortization	18,908	17,571	37,449	34,603
General and administrative	8,162	9,003	16,048	16,809
Impairment of assets	—	193	—	193
Loss (gain) on sale of assets, net	(12,576)	(38)	(12,576)	180
Total expenses	119,728	171,158	242,380	359,883

Income (loss) from operations	4,974	(3,938)	2,048	(6,725)
Other expense:
Equity in losses of joint venture investments	(3,534)	(3,604)	(6,963)	(7,155)
Interest expense	(8,833)	(7,900)	(18,003)	(15,398)
Total other expense	(12,367)	(11,504)	(24,966)	(22,553)
Loss before income tax benefit (expense)	(7,393)	(15,442)	(22,918)	(29,278)
Income tax benefit (expense)	(3)	(9)	3	(78)
Net loss	$(7,396)	$(15,451)	$(22,915)	$(29,356)
General partner unit in-kind distribution	(26)	(61)	(26)	(137)
Net loss attributable to Holdings	—	(1,103)	—	(4,258)
Net loss attributable to partners	$(7,422)	$(14,409)	$(22,941)	$(25,235)

Earnings per unit and distributions declared
Net loss allocated to limited partner common units	$(3,953)	$(6,928)	$(11,782)	$(11,830)
Weighted average number of limited partner common units outstanding	33,921	26,477	31,183	25,143
Basic and diluted loss per common unit	$(0.12)	$(0.26)	$(0.38)	$(0.47)

Net loss allocated to limited partner subordinated units	$(1,423)	$(3,194)	$(4,613)	$(5,744)
Weighted average number of limited partner subordinated units outstanding	12,214	12,214	12,214	12,214
Basic and diluted loss per subordinated unit	$(0.12)	$(0.26)	$(0.38)	$(0.47)
Distributions declared and paid per common unit	$—	$0.40	$—	$0.80

SOUTHCROSS ENERGY PARTNERS, L.P.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except for unit data)
(Unaudited)

	June 30, 2016	December 31, 2015
ASSETS
Current assets:
Cash and cash equivalents	$4,859	$11,348
Trade accounts receivable	29,860	39,585
Accounts receivable - affiliates	16,269	49,734
Prepaid expenses	2,576	3,915
Deposits to suppliers	3,837	—
Other current assets	961	1,256
Total current assets	58,362	105,838

Property, plant and equipment, net	1,034,266	1,066,001
Investments in joint ventures	138,461	140,526
Other assets	1,675	6,595
Total assets	$1,232,764	$1,318,960

LIABILITIES AND PARTNERS’ CAPITAL
Current liabilities:
Accounts payable and accrued liabilities	$36,081	$66,458
Accounts payable - affiliates	7,304	7,871
Current portion of long-term debt	4,500	4,500
Other current liabilities	6,472	10,406
Total current liabilities	54,357	89,235

Long-term debt	552,685	604,518
Other non-current liabilities	10,341	3,871
Total liabilities	617,383	697,624

Commitments and contingencies

Partners' capital:
Common units (36,902,492 and 28,420,619 units outstanding as of June 30, 2016 and December 31, 2015, respectively)	274,990	271,236
Class B Convertible units (16,522,484 and 15,958,990 units issued and outstanding as of June 30, 2016 and December 31, 2015)	295,801	300,596
Subordinated units (12,213,713 units issued and outstanding as of June 30, 2016 and December 31, 2015)	32,995	37,920
General partner interest	11,595	11,584
Total partners' capital	615,381	621,336
Total liabilities and partners' capital	$1,232,764	$1,318,960

SOUTHCROSS ENERGY PARTNERS, L.P.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six Months Ended June 30,
	2016	2015
Cash flows from operating activities:
Net loss	$(22,915)	$(29,356)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	37,449	34,603
Unit-based compensation	1,706	2,475
Amortization of deferred financing costs and PIK interest	1,904	1,727
Loss (gain) on sale of assets, net	(12,576)	180
Unrealized loss (gain) on financial instruments	(55)	221
Equity in losses of joint venture investments	6,963	7,155
Distribution from joint venture investment	390	—
Impairment of assets	—	193
Other, net	(184)	(2)
Changes in operating assets and liabilities:
Trade accounts receivable, including affiliates	44,409	16,951
Prepaid expenses and other current assets	1,502	780
Deposits paid to suppliers	(3,837)	—
Other non-current assets	—	76
Accounts payable and accrued liabilities	(27,808)	(31,404)
Other liabilities, including affiliates	3,000	904
Net cash provided by operating activities	29,948	4,503
Cash flows from investing activities:
Capital expenditures	(12,434)	(64,959)
Insurance proceeds from property damage claims, net of expenditures	125	100
Net proceeds from sales of assets	20,402	4,693
Consideration paid for Holdings' drop-down acquisition	—	(15,000)
Investment contributions to joint venture investments	(5,287)	(2,474)
Net cash provided by (used in) investing activities	2,806	(77,640)
Cash flows from financing activities:
Borrowings under our credit facility	3,110	102,000
Repayments under our credit facility	(54,250)	(15,000)
Repayments under our term loan agreement	(2,250)	(2,250)
Payments on capital lease obligations	(204)	(276)
Financing costs	(86)	(602)
Tax withholdings on unit-based compensation vested units	(57)	—
Payments of distributions and distribution equivalent rights	—	(23,306)
Expenses paid by Holdings on behalf of Valley Wells' assets	—	17,858
Borrowing of senior unsecured PIK notes	14,000	—
Repayment of senior unsecured PIK notes and PIK interest	(14,260)	—
Valley Wells operating expense cap adjustment	2,637	—
Contributions from general partner	—	1,281
Common unit issuances to Holdings related to equity cures	11,884	—
Interest on receivable due from Holdings	233	—
Net cash provided by (used in) financing activities	(39,243)	79,705

Net increase (decrease) in cash and cash equivalents	(6,489)	6,568
Cash and cash equivalents — Beginning of period	11,348	1,649
Cash and cash equivalents — End of period	$4,859	$8,217

SOUTHCROSS ENERGY PARTNERS, L.P.
SELECTED FINANCIAL AND OPERATIONAL DATA
(In thousands, except for operating data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Financial data:
Adjusted EBITDA	$15,599	$18,658	$36,295	$35,640

Maintenance capital expenditures	$836	$3,091	$3,112	$5,618
Growth capital expenditures	6,124	20,866	9,322	59,341

Distributable cash flow	$6,714	$8,621	$15,024	$16,371
Cash distributions declared	—	11,782	—	21,720

Operating data:
Average volume of processed gas (MMcf/d)	319	423	331	435
Average volume of NGLs produced (Bbls/d)	35,912	40,654	37,771	41,264
Average daily throughput Mississippi/Alabama (MMcf/d)	147	169	151	193

Realized prices on natural gas volumes ($/Mcf)	$1.88	$2.69	$1.90	$2.81
Realized prices on NGL volumes ($/gal)	0.30	0.37	0.33	0.39

SOUTHCROSS ENERGY PARTNERS, L.P.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Net cash provided by operating activities	$47,119	$2,455	$29,948	$4,503
Add (deduct):
Depreciation and amortization	(18,908)	(17,571)	(37,449)	(34,603)
Unit-based compensation	(725)	(1,662)	(1,706)	(2,475)
Amortization of deferred financing costs and PIK interest	(831)	(902)	(1,904)	(1,727)
Gain (loss) on sale of assets, net	12,576	38	12,576	(180)
Unrealized gain (loss) on financial instruments	85	(54)	55	(221)
Equity in losses of joint venture investments	(3,534)	(3,604)	(6,963)	(7,155)
Distribution from joint venture investment	—	—	(390)	—
Impairment of assets	—	(193)	—	(193)
Other, net	62	14	184	2
Changes in operating assets and liabilities:
Trade accounts receivable, including affiliates	(35,310)	1,356	(44,409)	(16,951)
Prepaid expenses and other current assets	(329)	(1,077)	(1,502)	(780)
Other non-current assets	(280)	94	—	(76)
Accounts payable and accrued liabilities	9,145	3,771	27,808	31,404
Deposits paid to suppliers	(11,463)	—	3,837	—
Other liabilities, including affiliates	(5,003)	1,884	(3,000)	(904)
Net loss	$(7,396)	$(15,451)	$(22,915)	$(29,356)
Add (deduct):
Depreciation and amortization	$18,908	$17,571	$37,449	$34,603
Interest expense	8,833	7,900	18,003	15,398
Income tax (benefit) expense	3	9	(3)	78
Unrealized loss on commodity swap derivatives	—	—	—	112
Loss (gain) on sale of assets, net	(12,576)	(38)	(12,576)	180
Revenue deferral adjustment	754	754	1,508	1,508
Unit-based compensation	725	1,662	1,706	2,475
Major litigation costs, net of recoveries	118	38	243	491
Transaction-related costs	—	871	6	1,172
Equity in losses of joint venture investments	3,534	3,604	6,963	7,155
Severance expense	16	734	16	734
Retention bonus due from Holdings	898	—	1,796	—
Valley Wells' operating expense cap adjustment	1,415	518	2,406	518
Fees related to Equity Cure Agreement	67	—	577	—
Distribution from joint venture investment	—	—	390	—
Other, net (1)	300	486	726	572
Adjusted EBITDA	$15,599	$18,658	$36,295	$35,640
Cash interest, net of capitalized costs	(8,046)	(6,937)	(18,162)	(13,573)
Income tax benefit (expense)	(3)	(9)	3	(78)
Maintenance capital expenditures	(836)	(3,091)	(3,112)	(5,618)
Distributable cash flow	$6,714	$8,621	$15,024	$16,371

(1) These amounts include an immaterial amount related to the effects of presenting our financial results on an as-if pooled basis (in connection with the May 2015 drop-down acquisition).